EXHIBIT 99.1

For Immediate Release

AAM Reports First Quarter 2017 Financial Results

AAM achieves record quarterly sales and gross profit

DETROIT, May 5, 2017 -- American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) today reported its financial results for the first quarter of 2017. In addition, AAM provided an updated 2017 financial outlook and 2017 - 2019 new and incremental business backlog to reflect the inclusion of recent acquisition activity.
First Quarter 2017 Results

•	First quarter sales of $1.05 billion

•	Gross profit of $210.7 million, or 20.1% of sales

•	Net income of $78.4 million, or 7.5% of sales

•	Diluted earnings per share of $0.99

•	Net cash provided by operating activities of $62.3 million

•	Adjusted EBITDA of $183.6 million, or 17.5% of sales

•	Adjusted earnings per share of $1.03

•	Adjusted free cash flow of $60.5 million

AAM’s net income in the first quarter of 2017 was $78.4 million, or $0.99 per share, as compared to net income of $61.1 million, or $0.78 per share, in the first quarter of 2016.

AAM defines Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs and non-recurring items, including the tax effect thereon. Adjusted earnings per share in the first quarter of 2017 was $1.03 compared to $0.78 in the first quarter of 2016.

“AAM's record financial performance in the first quarter of 2017 sets the stage for the next chapter in our future,” said David C. Dauch, AAM’s Chairman and Chief Executive Officer. “As we implement our integration plans to achieve synergy targets related to the completed acquisition of MPG, we look forward to driving profitable growth, strong free cash flow generation and long-term shareholder value as a larger, more diverse company.”

AAM's sales in the first quarter of 2017 were $1.05 billion as compared to $0.97 billion in the first quarter of 2016. Non-GM sales increased to a record $347.1 million in the first quarter of 2017 as compared to $323.2 million in the first quarter of 2016.

AAM's content-per-vehicle is measured by the dollar value of its product sales supporting our customers’ North American light truck and SUV programs. In the first quarter of 2017, AAM’s content-per-vehicle was $1,630 as compared to $1,611 in the first quarter of 2016.

AAM’s gross profit in the first quarter of 2017 increased $36.7 million to $210.7 million, or 20.1% of sales, as compared to $174.0 million, or 18.0% of sales, in the first quarter of 2016.

AAM’s SG&A spending in the first quarter of 2017 was $82.8 million, or 7.9% of sales, as compared to $75.6 million, or 7.8% of sales, in the first quarter of 2016. AAM's R&D spending in the first quarter of 2017 was $41.0 million as compared to $30.9 million in the first quarter of 2016.

AAM defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs. Excluding the impact of $16.0 million of restructuring and acquisition-related costs, Adjusted EBITDA was $183.6 million, or 17.5% of sales, as compared to $149.8 million, or 15.5% of sales, in the first quarter of 2016.

AAM defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs and settlements of pre-existing accounts payable balances with acquired entities.

Net cash provided by operating activities for the first quarter of 2017 was $62.3 million. Capital spending, net of proceeds from the sale of property, plant and equipment, for the first quarter of 2017 was $34.1 million. Cash payments for restructuring and acquisition-related costs and the settlement of pre-existing accounts payable balances with acquired entities were $32.3 million for the first quarter of 2017. Reflecting the impact of this activity, AAM's Adjusted free cash flow for the first quarter of 2017 was $60.5 million.

AAM's Full Year 2017 Updated Financial Outlook
AAM's full year 2017 financial outlook has been updated to include the impact of the Metaldyne Performance Group Inc. (MPG) acquisition, reflecting the expected financial performance of the acquired entity from April 6, 2017 to December 31, 2017.

•
AAM is targeting sales of approximately $6.1 billion in 2017, which excludes MPG sales for the period between January 1, 2017 and April 5, 2017. This sales projection is based on the anticipated launch schedule of programs in AAM’s new and incremental business backlog and the assumption that U.S. Seasonally Adjusted Annual Rate of sales (“SAAR”) will be approximately 17.5 million light vehicle units in 2017.

•	AAM is targeting an Adjusted EBITDA margin in the range of 17% to 18% of sales in 2017.

•	AAM is targeting Adjusted free cash flow of approximately 5% of sales in 2017.

•	AAM is targeting full year capital spending of approximately 8% of sales in 2017.

•
We expect to incur significant costs and payments related to restructuring and acquisition-related activities as well as significant purchase price adjustments and related effects on the income statement during 2017. The impact of these has been excluded from our Adjusted EBITDA margin and Adjusted free cash flow targets.

Pro Forma New and Incremental Business Backlog
The pro forma new and incremental business backlog for the period 2017 - 2019 includes MPG's new and incremental business backlog, including the impact of the full year 2017.

•	AAM estimates the pro forma gross new and incremental business backlog to be approximately $1.5 billion for the three year period of 2017 - 2019.

•
AAM assumes US SAAR to be approximately 17.5 million light vehicle units over each of the three years in the backlog period. AAM also assumes a moderate recovery in the commercial vehicle and industrial markets during this time period.

•	AAM's expects annual normal business attrition to be between $100 million and $200 million each year during the three year period of 2017 - 2019.

•	In the first quarter of 2017, MPG completed the exit of the KBI wheel bearing business. The estimated impact of this exit on pro forma 2017 sales is a reduction of approximately $105 million.

•
As disclosed on January 11, 2017, AAM estimates the sourcing impact of GM's next generation full-size truck program to be a reduction of sales of approximately $175 million in 2018 and an additional reduction of sales of approximately $275 million in 2019, with the remaining impact in 2020.

The chart below shows the expected significant changes in sales from 2016 to 2017, beginning with pro forma 2016 sales of AAM and MPG through AAM's estimated 2017 consolidated sales.

(in billions)
2016 AAM reported sales	$3.9
2016 MPG reported sales	2.8
Elimination of 2016 MPG sales to AAM	(0.1)
2016 pro forma sales	6.6
Impact of exiting KBI business	(0.1)
2016 pro forma sales excluding KBI sales	6.5
Estimated gross new and incremental business backlog	0.5
Estimated business attrition	(0.2)
Estimated 2017 pro forma sales	6.8
Pre-acquisition 2017 MPG sales excluded from AAM consolidated sales	(0.7)
Estimated 2017 consolidated AAM sales target	$6.1

First Quarter 2017 Conference Call
A conference call to review AAM’s first quarter 2017 results, updated full year 2017 financial outlook and related matters is scheduled today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto AAM's investor web site at http://investor.aam.com or calling (855) 681-2072 from the United States or (973) 200-3383 from outside the United States. A replay will be available from 1:00 p.m. ET on May 5, 2017 until 11:59 p.m. ET May 12, 2017 by dialing (855) 859-2056 from the United States or (404) 537-3406 from outside the United States. When prompted, callers should enter conference reservation number 87956022.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures such as Adjusted EBITDA, Adjusted earnings per share and Adjusted free cash flow. Such information is reconciled to its closest GAAP measure in accordance with Securities and Exchange Commission rules and is included in the attached supplemental data.

Certain of the forward-looking financial measures included in this earnings release are provided on a non-GAAP basis. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not practical given the difficulty of projecting event driven transactional and other non-core operating items, as well as purchase price adjustments and their related effects in any future period. The magnitude of these items, however, may be significant.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Company Description
AAM is a premier, global leader in design, engineering, validation and manufacturing of driveline, metal forming, powertrain, and casting technologies for automotive, commercial and industrial markets.

Headquartered in Detroit, AAM has over 25,000 associates operating at more than 90 facilities in 17 countries to support our customers on global and regional platforms with a focus on quality, operational excellence and technology leadership. To learn more, visit www.aam.com.

Forward-Looking Statements
In this earnings release, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect our future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: reduced purchases of our products by General Motors Company (GM), FCA US LLC (FCA), or other customers; reduced demand for our customers' products (particularly light trucks and sport utility vehicles (SUVs) produced by GM and FCA); our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; our ability to attract new customers and programs for new products; our ability to successfully integrate the business and information systems of Metaldyne Performance Group, Inc. (MPG) and to realize the anticipated benefits of the merger; potential liabilities or litigation relating to the MPG merger; risks inherent in our international operations (including adverse changes in trade agreements, tariffs, immigration policies, political stability, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations, including those resulting from the United States presidential election and the United Kingdom's vote to exit the European Union); negative or unexpected tax consequences; risks related to disruptions to ongoing business operations as a result of the merger with MPG, including disruptions to management time; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; supply shortages or price increases in raw materials, utilities or other operating supplies for us or our customers as a result of natural disasters or otherwise; our ability or our customers' and suppliers' ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attack and other similar disruptions; global economic conditions; a significant disruption in operations at one of our key manufacturing facilities; our ability to maintain satisfactory labor relations and avoid work stoppages; our suppliers', our customers' and their suppliers' ability to maintain satisfactory labor relations and avoid work stoppages; price volatility in, or reduced availability of, fuel; potential adverse reactions or changes to business relationships resulting from the completion of the merger with MPG; our ability to protect our intellectual property and successfully defend against assertions made against us; our ability to attract and retain key associates; availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as our ability to comply with financial covenants; our customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at our facilities or reputational damage; adverse changes in laws, government regulations or market conditions affecting our products or our customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations); our ability or our customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; and other unanticipated events and conditions that may hinder our ability to compete. It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

# # #
For more information:

Investor Contact
Jason P. Parsons
Director, Investor Relations
(313) 758-2404
jason.parsons@aam.com

Media Contact
Christopher M. Son
Executive Director, Marketing & Communications
(313) 758-4814
chris.son@aam.com

Or visit the AAM website at www.aam.com.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
	(in millions, except per share data)

Net sales	$1,049.9	$969.2

Cost of goods sold	839.2	795.2

Gross profit	210.7	174.0

Selling, general and administrative expenses	82.8	75.6

Restructuring and acquisition-related costs	16.0	—

Operating income	111.9	98.4

Interest expense	(25.5)	(23.6)

Investment income	0.6	0.6

Other income (expense), net	(1.1)	1.0

Income before income taxes	85.9	76.4

Income tax expense	7.5	15.3

Net income	$78.4	$61.1

Diluted earnings per share	$0.99	$0.78

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
	(in millions)

Net income	$78.4	$61.1

Other comprehensive income (loss)
Defined benefit plans, net of tax	(0.3)	4.2
Foreign currency translation adjustments	11.9	15.0
Changes in cash flow hedges	15.5	3.4
Other comprehensive income	27.1	22.6

Comprehensive income	$105.5	$83.7

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2017	December 31, 2016
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,543.4	$481.2
Accounts receivable, net	702.5	560.0
Inventories, net	221.6	219.5
Prepaid expenses and other	106.0	75.8
Total current assets	2,573.5	1,336.5

Property, plant and equipment, net	1,143.0	1,093.7
Deferred income taxes	362.0	356.4
Goodwill	233.8	154.0
GM postretirement cost sharing asset	235.2	236.1
Other assets and deferred charges	314.5	271.4
Total assets	$4,862.0	$3,448.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt	$3.4	$3.3
Accounts payable	527.9	382.3
Accrued compensation and benefits	106.3	139.3
Deferred revenue	24.5	24.6
Accrued expenses and other	110.6	102.0
Total current liabilities	772.7	651.5

Long-term debt, net	2,581.5	1,400.9
Deferred revenue	72.8	70.8
Postretirement benefits and other long-term liabilities	799.2	794.9
Total liabilities	4,226.2	2,918.1

Total stockholders' equity	635.8	530.0
Total liabilities and stockholders' equity	$4,862.0	$3,448.1

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2017		2016
	(in millions)
Operating Activities
Net income	$78.4		$61.1
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	56.2		49.8
Other	(72.3)		(84.7)
Net cash provided by operating activities	62.3		26.2

Investing Activities
Purchases of property, plant and equipment	(34.9)		(50.6)
Proceeds from sale of property, plant and equipment	0.8		0.6
Acquisition of business, net	(144.1)		—
Other	3.6	—	—
Net cash used in investing activities	(174.6)		(50.0)

Financing Activities
Net debt activity	1,178.0	—	4.6
Purchase of treasury stock	(5.2)		(3.5)
Net cash provided by financing activities	1,172.8		1.1

Effect of exchange rate changes on cash	1.7		2.2

Net increase (decrease) in cash and cash equivalents	1,062.2		(20.5)

Cash and cash equivalents at beginning of period	481.2		282.5

Cash and cash equivalents at end of period	$1,543.4		$262.0

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA(a)

	Three Months Ended
	March 31,
	2017	2016
	(in millions)

Net income	$78.4	$61.1
Interest expense	25.5	23.6
Income tax expense	7.5	15.3
Depreciation and amortization	56.2	49.8
EBITDA	167.6	149.8
Restructuring and acquisition-related costs	16.0	—
Adjusted EBITDA	$183.6	$149.8

Adjusted earnings per share(b)

	Three Months Ended
	March 31,
	2017	2016

Diluted earnings per share	$0.99	$0.78
Restructuring and acquisition-related costs	0.20	—
Non-recurring items:
Interest expense for the debt drawdown period prior to acquisition funding requirement	0.02	—
Discrete first quarter tax impact of additional interest expense timing	(0.11)	—
Tax effect of adjustments	(0.07)	—
Adjusted earnings per share	$1.03	$0.78

Net debt to capital(c)

	March 31, 2017	December 31, 2016
	(in millions, except percentages)

Current portion of long-term debt	$3.4	$3.3
Long-term debt, net	2,581.5	1,400.9
Total debt, net	2,584.9	1,404.2
Less: cash and cash equivalents	1,543.4	481.2
Net debt at end of period	1,041.5	923.0
Stockholders' equity	635.8	530.0
Total invested capital at end of period	$1,677.3	$1,453.0
Net debt to capital	62.1%	63.5%

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Free cash flow and Adjusted free cash flow(d)

	Three Months Ended
	March 31,
	2017	2016
	(in millions)

Net cash provided by operating activities	$62.3	$26.2
Purchases of property, plant and equipment, net of proceeds from sale of property, plant and equipment	(34.1)	(50.0)
Free cash flow	28.2	(23.8)
Cash payments for restructuring and acquisition-related costs	9.5	—
Acquisition-related settlement of pre-existing accounts payable balances with acquired entities	22.8	—
Adjusted free cash flow	$60.5	$(23.8)

_______________________________________

(a)
We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs. We believe that EBITDA and Adjusted EBITDA are meaningful measures of performance as they are commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA and Adjusted EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA and Adjusted EBITDA differently.

(b)
We define Adjusted earnings per share to be diluted earnings per share excluding the impact of restructuring and acquisition-related costs and non-recurring items, including the tax effect thereon. We believe Adjusted earnings per share is a meaningful measure as it is commonly utilized by management and investors in assessing ongoing financial performance that provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of core operating performance and which may obscure underlying business results and trends. Other companies may calculate Adjusted earnings per share differently.

(c)
Net debt is equal to total debt, net less cash and cash equivalents. Net debt to capital is equal to net debt divided by the sum of stockholders' equity and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

(d)
We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow excludes the impact of cash payments for restructuring and acquisition-related costs and settlements of pre-existing accounts payable balances with acquired entities. We believe free cash flow and Adjusted free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Free cash flow and Adjusted free cash flow are also key metrics used in our calculation of incentive compensation. Other companies may calculate free cash flow and Adjusted free cash flow differently.